Exhibit 99.1

Tattooed Chef Reports Second Quarter 2022 Financial Results

Paramount, CA – August 8, 2022 – Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”), a leader in plant-based foods, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Overview Compared to Second Quarter 2021

●	Net revenue rose 15.6% to $58.1 million

●	Tattooed Chef™ branded product net revenue increased to $33.9 million, or 58.4% of total net revenue

●	Net loss was $26.4 million

●	Adjusted EBITDA (1) loss was $20.5 million

(1)	Adjusted EBITDA is a non-GAAP financial measure defined below under “Non-GAAP Measures.” Please see “Adjusted EBITDA Reconciliation” at the end of this press release.

Subsequent to quarter end, we expanded the UMB asset-based lending line from $25 million to $40 million and extended the maturity date to September 2025. Thus far the line remains unused.

Operational Highlights

●	Added more than 35,000 new points of distribution during the second quarter of 2022; strengthened brand presence in traditional grocery stores

●	Integrated a new, 45,000 square foot Tattooed Chef-operated cold storage facility

●	Completed first run of Tattooed Chef refrigerated plant-based oat butter bars at the Belmont facility

●	Increased capacity and streamlined production process at New Mexico Food Distributors facility

●	Completed construction of new in-house food safety laboratory in Paramount facility

“We continued to increase revenue year-over-year, expanded our channel presence, and elevated the Tattooed Chef brand, all while investing in strategic capacity to strengthen our position as a premier, fully-integrated value-added plant-based food company,” said Sam Galletti, President and CEO. “During the second quarter of 2022, we introduced more than 30 new products, invested in a targeted sales and marketing campaign that is attracting new consumers and driving sales, and expanded our retail presence to approximately 17,200 retail locations across the country. We generated a 15.6% increase in sales versus the second quarter of 2021 and remain on the path to profitability. We are confident that we will achieve positive adjusted EBITDA by the end of 2023.”

“We continue to increase household awareness and introduce new consumers into the plant-based world,” said Sarah Galletti, the Tattooed Chef and Chief Creative Officer. “Our nostalgic innovation combined with what the Tattooed Chef brand stands for is attracting new and valuable consumers into retail freezer aisles for our partners. We are confident that this trend will continue and expand into the refrigerated and ambient aisles with the broad availability of our plant-based oat butter bars and dairy and grain-free chips later this year and into early 2023.”

Second Quarter 2022 Results

Revenue increased 15.6% to $58.1 million in the second quarter of 2022 from $50.3 million in the second quarter of 2021. Tattooed Chef™ branded products reflected an approximate $6.0 million reduction in club sales year over year due to timing of promotions in 2021 versus 2022. Excluding this impact, branded product sales in the 2022 second quarter increased 21.4% from the 2021 second quarter.

Cost of goods sold increased 36.7% to $57.4 million in the second quarter of 2022 from $42.0 million in the second quarter of 2021. While the increase in costs of goods sold was driven by higher sales volume, inflationary pressures continued during the 2022 second quarter with an unprecedented rise in supply chain costs, including food, packaging, freight and logistics. Freight on finished goods was roughly $6.7 million and equates to roughly 11.5% of total revenue this quarter. The Company believes that these cost increases will, over time, be mitigated by a variety of internal initiatives, including the commencement of operations at its dedicated cold storage facility, enterprise-wide equipment upgrades and automation currently underway, increased capacity utilization, and the benefits of vertical integration.

Gross profit was $0.7 million in the second quarter of 2022, or 1.3% of revenue, compared to $8.3 million, or 16.5% of revenue in the second quarter of 2021. The decline in gross margin was due to the above referenced increase in costs of goods sold. Given the expected revenue growth in the second half of 2022, fixed costs are expected to decline as a percentage of sales, which should lead to improved gross margins.

Operating expenses increased 48.3% to $24.3 million for the second quarter of 2022 from $16.4 million in the second quarter of 2021, reflecting ongoing investments in the Tattooed Chef brand, sales channel expansion, and corporate functions to support public company reporting requirements.

Net loss in the second quarter of 2022 was $26.4 million, or $(0.32) per diluted share, as compared to a net loss of $57.5 million, or $(0.70) per diluted share, in the second quarter of 2021.

Adjusted EBITDA loss was $20.5 million in the second quarter of 2022 compared to Adjusted EBITDA loss of $6.1 million in the second quarter of 2021.

Financial Condition

At June 30, 2022 cash was $27.7 million and long-term debt was approximately $1.4 million. Net cash used in operating activities in the second quarter of 2022 was $23.7 million with $0.8 million in cash consumed by working capital activities as accounts receivables generated $14.4 million, which was fully offset by cash consumed by inventory (which was abnormally high due to the supply chain challenges and our decision to ensure product availability for our customers), prepaid expenses and current liabilities. Capital expenditures in the second quarter of 2022 were $6.8 million and primarily reflected the purchase of new automated manufacturing equipment, the installation of the chip line, and the construction of the in-house laboratory in Paramount. Prepaid marketing activities total $15.8 million in the second quarter of 2022.

Full Year 2022 Outlook

Based on the current business environment and outlook for the remainder of the year, the Company is reiterating guidance on revenue, marketing and capital expenditures, and lowering guidance with respect to gross margin:

●	Revenue of $280-$285 million, unchanged from prior guidance.

●	Gross margin of 8-10%, down from prior guidance of 10-12%, due to continued cost inflationary pressures and the timeline for implementation of automation initiatives at our facilities.

●	Marketing expenses of $27-$32 million. Marketing expenses in the first six months of 2022 totaled $17.5 million as we continue to invest in the Tattooed Chef brand and expand points of distribution.

●	Capital expenditures of approximately $20 million, with investments focused on automation and robotics at our manufacturing facilities, unchanged from prior guidance. Capital expenditures in the first six months of 2022 totaled $15.6 million.

For more detailed information about our quarterly results, see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which we expect to file on August 9, 2022

Conference Call and Webcast

The Company will host a conference call after close of market on August 8 at 5:00 p.m. Eastern Time. Investors interested in participating in the live call can dial:

●	(877) 407-9753 from the U.S.

●	(201) 493-6739 internationally.

The call will be webcast and available on the Investors section of the Company’s website at www.tattooedchef.com. The webcast will be archived for 30 days.

About Tattooed Chef

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, cauliflower pizza crusts, wood-fired plant based pizzas, handheld burritos, quesadillas, and Mexican entrees, which are available in the frozen food sections of leading national retail food and club stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com.

Follow us on social: Facebook, Instagram, TikTok, Twitter, and LinkedIn and Taste the Jams on Spotify.

Forward Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “trend,” “accelerate,” “expansion,” “new,” “leverage,” “continues,” “maintains,” “opportunities,” “outlook,” “next,” “increase,” “expand,” “beyond,” “potential,” “growth,” “pipeline,” “guidance” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Tattooed Chef’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: uncertainty surrounding the ultimate success of Tattooed Chef’s e-commerce platform; the need to prove Tattooed Chef’s ability to build brand awareness and continue to launch innovative products; continued acceptance of Tattooed Chef branded products by new retail customers; Tattooed Chef’s ability to increase in-store count and points of distribution; the outcome of any legal proceedings that may be instituted against Tattooed Chef; Tattooed Chef’s ability to effectively and efficiently integrate recent and/or new acquisitions; competition and the ability of the business to grow and manage growth profitably; the impact of inflation, particularly with respect to freight and container expenses; the effect of possible supply chain disruption, uncertainty around our ability to bring the new operational sites up to full capacity, our ability to raise prices without decrementing sales volumes; and other risks and uncertainties indicated from time to time in our annual report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”), including those under “Risk Factors” therein, and other factors identified in past and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by COVID-19 or hostilities in Ukraine. Tattooed Chef undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures

The Company seeks to achieve profitable, long-term growth by monitoring and analyzing key operating metrics, including Adjusted EBITDA. The Company defines EBITDA as net income before interest, taxes, and depreciation. Adjusted EBITDA further adjusts EBITDA by adding back non-cash compensation expenses, non-recurring expenses, and other non-operational charges. The Company’s management uses this non-GAAP financial metric and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes this non-GAAP financial metric is useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business.

CONTACTS

INVESTORS

Stephanie Dieckmann, CFO

Tattooed Chef

(562) 602-0822

Devin Sullivan, SVP

The Equity Group

(212) 836-9608 / dsullivan@equityny.com

Karin Daly, VP

The Equity Group

(212) 836-9623 / kdaly@equityny.com

TATTOOED CHEF, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (unaudited)

(in thousands, except for share and per share information)

	Three months Ended		Six months Ended
	June 30,		June 30,
	2022	2021	2022	2021
NET REVENUE	$58,110	$50,270	$130,174	$102,739
COST OF GOODS SOLD	57,370	41,953	121,284	87,242
GROSS PROFIT	740	8,317	8,890	15,497
OPERATING EXPENSES	24,346	16,419	49,139	30,615
LOSS FROM OPERATIONS	(23,606)	(8,102)	(40,249)	(15,118)
Interest expense	(42)	(94)	(83)	(114)
Other (expense) income	(2,334)	733	(2,945)	(1,948)
LOSS BEFORE INCOME TAX EXPENSE	(25,982)	(7,463)	(43,277)	(17,180)
INCOME TAX EXPENSE	(455)	(50,009)	(711)	(48,534)
NET LOSS	$(26,437)	$(57,472)	$(43,988)	$(65,714)

NET LOSS PER SHARE
Basic	$(0.32)	$(0.70)	$(0.53)	$(0.81)
Diluted	$(0.32)	$(0.70)	$(0.53)	$(0.81)

WEIGHTED AVERAGE COMMON SHARES
Basic	82,284,005	81,981,428	82,261,079	81,121,795
Diluted	82,284,005	81,981,428	82,261,079	81,258,427

OTHER COMPREHENSIVE LOSS, NET OF TAX
Foreign currency translation adjustments	(431)	(210)	(861)	(101)
COMPREHENSIVE LOSS	$(26,868)	$(57,682)	$(44,849)	$(65,815)

TATTOOED CHEF, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except for share information)

	June 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash	$27,729	$92,351
Accounts receivable, net	32,316	25,117
Inventory	62,622	54,562
Prepaid expenses and other current assets	10,824	7,027
TOTAL CURRENT ASSETS	133,491	179,057

Property, plant and equipment, net	57,687	46,476
Operating lease right-of-use asset, net	16,883	8,039
Finance lease right-of-use asset, net	5,554	5,639
Intangible assets, net	96	151
Deferred income taxes, net	259	266
Goodwill	26,705	26,924
Other assets	175	649
TOTAL ASSETS	$240,850	$267,201

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$30,579	$28,334
Accrued expenses	6,525	3,767
Line of credit	1,510	1,200
Notes payable, current portion	5,028	5,019
Forward contract derivative liability	2,988	1,804
Operating lease liabilities, current portion	2,190	1,523
Other current liabilities	386	122
TOTAL CURRENT LIABILITIES	49,206	41,769

Warrant liability	146	814
Operating lease liabilities, net of current portion	14,910	6,599
Notes payable, net of current portion	1,432	716
TOTAL LIABILITIES	65,694	49,898

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding at June 30, 2022 and December 31, 2021	-	-
Common stock- $0.0001 par value; 1,000,000,000 shares authorized; 82,459,803 shares and 82,237,813 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	8	8
Additional paid in capital	245,064	242,362
Accumulated other comprehensive loss	(1,814)	(953)
Accumulated deficit	(68,102)	(24,114)
TOTAL STOCKHOLDERS’ EQUITY	175,156	217,303
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$240,850	$267,201

TATTOOED CHEF, INC.

Adjusted EBITDA Reconciliation

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(26,437)	$(57,472)	$(43,988)	$(65,714)
Interest expense	42	94	83	114
Income tax expense	455	50,009	711	48,534
Depreciation and amortization	1,536	896	3,043	1,448
EBITDA	(24,404)	(6,473)	(40,151)	(15,618)
Adjustments
Stock compensation expense	1,415	318	2,702	3,502
Loss (gain) on foreign currency forward contracts	2,049	(1,023)	3,072	1,978
(Gain) loss on warrant remeasurement	(461)	371	(668)	51
Unrealized foreign currency losses	626	-	626	-
Acquisition expenses	119	726	224	726
UMB ATM transaction	-	22	-	22
ERP related expenses	179	-	338	-
Total Adjustments	3,927	414	6,294	6,279
Adjusted EBITDA	$(20,477)	$(6,059)	$(33,857)	$(9,339)